AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000
------------------------------------------------------------------------------
                                                        FILE NO.    333-95703


                       SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-3

                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)

NEW YORK                                                36-2608394
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

                               One Allstate Drive
                                  P.O. Box 9095
                        Farmingville, New York 11738-9075
                                  516/451-5300
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
RICHARD T. CHOI, ESQUIRE                             TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS                      ALFS, INC.
1050 CONNECTICUT AVENUE, N.W.                        3100 SANDERS ROAD
SUITE 825                                            NORTHBROOK, IL 60062
WASHINGTON, D.C. 20036-5366


Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                                EXPLANATORY NOTE

This amendment relates to certain market value adjustment ("MVA") interests available under a deferred variable annuity contract ("Contract") described in the registration statement currently marketed as the "Allstate Custom Portfolio Variable Annuity." Registrant is filing this post-effective amendment for the purpose of adding a new prospectus ("New Prospectus") related to the Contract. The New Prospectus describes different variable investment alternatives that will be available under the Contract when marketed as the "SelectDirections(sm) Variable Annuity" and sold through Allstate Financial Services, LLC. The MVA interests are identical to those described in the currently effective prospectuses contained in the Registration Statement. No additional MVA interests are being registered at this time. The Amendment is not intended to amend or delete any part of the registration statement, except as specifically noted herein.

                        SelectDirections(sm) Variable Annuity

Allstate Life Insurance Company of New York
P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number: 1-800-692-4682            Prospectus dated September __, 2000


Allstate Life Insurance Company of New York ("Allstate New York") is offering the SelectDirections(sm) Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 25 investment alternatives ("Investment Alternatives"). The investment alternatives include the fixed account ("Fixed Account") and 24 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):

  AIM Variable Insurance Funds:                               MFS(R)Variable Insurance Trust(sm):
   AIM V.I. Capital Appreciation Fund                          MFS Bond Series
   AIM V.I. Diversified Income Fund                            MFS Growth with Income Series
   AIM V.I. Growth and Income Fund                             MFS High Income Series
   AIM V.I. International Equity Fund                          MFS New Discovery Series
   AIM V.I. Value Fund                                        Oppenheimer Variable Account Funds:
  Fidelity Variable Insurance Products Fund (VIP):             Oppenheimer Bond Fund/VA
   Fidelity VIP Contrafund(R) Portfolio                        Oppenheimer Capital Appreciation Fund/VA
   Fidelity VIP Growth Portfolio                               Oppenheimer Global Securities Fund/VA
   Fidelity VIP High Income Portfolio                          Oppenheimer High Income Fund/VA
   Fidelity VIP Index 500 Portfolio                            Oppenheimer (sm)all Cap Growth Fund/VA
   Fidelity VIP Investment Grade Bond Portfolio               Van Kampen Life Investment Trust:
   Fidelity VIP Overseas Portfolio                             Van Kampen LIT Comstock Portfolio
                                                               Van Kampen LIT Domestic Income Portfolio
                                                               Van Kampen LIT Emerging Growth Portfolio
                                                               Van Kampen LIT Money Market Portfolio


We (Allstate New York) have filed a Statement of Additional Information, dated September __, 2000, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page C-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                  The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. anyone who tells you otherwise is committing a federal crime.

IMPORTANT         The  Contracts may be  distributed  through  broker-dealers  that have
NOTICES           relationships  with banks or other financial  institutions  or by employees  of such banks.  However,  the  Contracts  are not  deposits, or obligations of, or guaranteed by such institutions or any federal regulatory agency.  Investment in the Contracts involves investment risks, including possible loss of principal.

                  The Contracts are not FDIC insured.

                  The Contracts are only available in New York.


Table of Contents
-------------------------------------------------------------------------------

                                                                        Page

----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms
----------------------------------------------------------------------------
   The Contract at a Glance
----------------------------------------------------------------------------
   How the Contract Works
----------------------------------------------------------------------------
   Expense Table
----------------------------------------------------------------------------
   Financial Information
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract
----------------------------------------------------------------------------
   Purchases
----------------------------------------------------------------------------
   Contract Value
----------------------------------------------------------------------------
   Investment Alternatives
----------------------------------------------------------------------------
      The Variable Sub-Accounts
----------------------------------------------------------------------------
      The Fixed Account
----------------------------------------------------------------------------
      Transfers
----------------------------------------------------------------------------
   Expenses
----------------------------------------------------------------------------
   Access to Your Money
----------------------------------------------------------------------------
   Income Payments
----------------------------------------------------------------------------
   Death Benefits
----------------------------------------------------------------------------
OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:
----------------------------------------------------------------------------
      Allstate New York
----------------------------------------------------------------------------
      The Variable Account
----------------------------------------------------------------------------
      The Portfolios
----------------------------------------------------------------------------
      The Contract
----------------------------------------------------------------------------
      Qualified Plans
----------------------------------------------------------------------------
      Legal Matters
----------------------------------------------------------------------------
      Year 2000
----------------------------------------------------------------------------
   Taxes
----------------------------------------------------------------------------
   Annual Reports and Other Documents
----------------------------------------------------------------------------
   Performance Information
----------------------------------------------------------------------------
   Experts
----------------------------------------------------------------------------
Appendix A -- Market Value Adjustment Examples                          A-1
----------------------------------------------------------------------------
Appendix B -- Withdrawal Adjustment Example                             B-1
----------------------------------------------------------------------------
Statement Of Additional Information Table of Contents                   C-1
----------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                       PAGE

----------------------------------------------------------------------------------
   Accumulation Phase
----------------------------------------------------------------------------------
   Accumulation Unit
----------------------------------------------------------------------------------
   Accumulation Unit Value
----------------------------------------------------------------------------------
   Allstate New York ("We")
----------------------------------------------------------------------------------
   Anniversary Values
----------------------------------------------------------------------------------
   Annuitant
----------------------------------------------------------------------------------
   Automatic Additions Program
----------------------------------------------------------------------------------
   Automatic Portfolio Rebalancing Program
----------------------------------------------------------------------------------
   Beneficiary
----------------------------------------------------------------------------------
   Cancellation Period
----------------------------------------------------------------------------------
   Contract*
----------------------------------------------------------------------------------
   Contract Anniversary
----------------------------------------------------------------------------------
   Contract Owner ("You")
----------------------------------------------------------------------------------
   Contract Value
----------------------------------------------------------------------------------
   Contract Year
----------------------------------------------------------------------------------
   Death Benefit Anniversary
----------------------------------------------------------------------------------
   Dollar Cost Averaging Program
----------------------------------------------------------------------------------
   Due Proof of Death
----------------------------------------------------------------------------------
   Fixed Account
----------------------------------------------------------------------------------
   Guarantee Periods
----------------------------------------------------------------------------------
   Income Plan
----------------------------------------------------------------------------------
   Investment Alternatives
----------------------------------------------------------------------------------
   Issue Date
----------------------------------------------------------------------------------
   Market Value Adjustment
----------------------------------------------------------------------------------
   Payout Phase
----------------------------------------------------------------------------------
   Payout Start Date
----------------------------------------------------------------------------------
   Portfolios
----------------------------------------------------------------------------------
   Preferred Withdrawal Amount
----------------------------------------------------------------------------------
   Qualified Contracts
----------------------------------------------------------------------------------
   Right to Cancel
----------------------------------------------------------------------------------
   SEC
----------------------------------------------------------------------------------
   Settlement Value
----------------------------------------------------------------------------------
   Systematic Withdrawal Program
----------------------------------------------------------------------------------
   Treasury Rate
----------------------------------------------------------------------------------
   Valuation Date
----------------------------------------------------------------------------------
   Variable Account
----------------------------------------------------------------------------------
   Variable Sub-Account
----------------------------------------------------------------------------------

*The  SelectDirections(sm)    Variable  Annuity  is a group  contract  and your
ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE
------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                         You can  purchase a Contract
                                          with as little as $3,000 ($2,000 for a
                                          "Qualified   Contract,"   which  is  a
                                          Contract   issued   with  a  qualified
                                          plan). You can add to your Contract as
                                          often  and as  much as you  like,  but
                                          each  payment  must be at least  $100.
                                          You must  maintain  a minimum  account
                                          size of $1,000.

--------------------------------------------------------------------------------------------------------------
RIGHT TO CANCEL                           You may cancel your Contract
                                          within 10 days after  receipt (60 days
                                          if you are exchanging another contract
                                          for  the  Contract  described  in this
                                          prospectus)  ("Cancellation  Period").
                                          Upon  cancellation we will return your
                                          purchase   payments  adjusted  to  the
                                          extent federal or state law permits to
                                          reflect the  investment  experience of
                                          any amounts  allocated to the Variable
                                          Account.

--------------------------------------------------------------------------------------------------------------

EXPENSES                                  You will bear the following expenses:
                                           -  Total Variable Account annual fees equal to 1.25% of
                                              average daily net assets
                                           -  Annual contract maintenance charge of $30 (with certain exceptions)
                                           - Withdrawal charges ranging from 0% to 7% of payment withdrawn
                                             (with certain exceptions)
                                           - Transfer fee of $10 after 12th transfer in any Contract Year
                                             (fee currently waived)
                                           - State premium tax (New York currently does not impose one).

                                           - In  addition, each Portfolio pays  expenses  that  you  will bear  indirectly  if you invest in a Variable Sub-Account.

------------------------------------------------------------------------------------------------------------------
INVESTMENT ALTERNATIVES                    The Contract offers 25 investment alternatives including:
                                            -  the Fixed Account (which credits interest at rates we guarantee), and
                                            -  24 Variable Sub-Accounts investing in Portfolios offering professional money management by:

                                                       - A I M Advisors, Inc.
                                                       - Fidelity Management & Research Company
                                                       - Massachusetts Financial Services
                                                       - OppenheimerFunds, Inc.
                                                       - Van Kampen Asset Management Inc.

                                          To find out current rates being paid on the Fixed Account, or to find out how  the  Variable  Sub-Accounts  have performed, please call us at
                                          1-800-692-4682.

------------------------------------------------------------------------------------------------------------------
SPECIAL SERVICES                           For your convenience, we offer these special services:

                                           - Automatic Portfolio Rebalancing Program
                                           -  Automatic Additions Program
                                           -  Dollar Cost Averaging Program
                                           -  Systematic Withdrawal Program

------------------------------------------------------------------------------------------------------------------
INCOME PAYMENTS                             You  can choose fixed income payments, variable
                                            income payments, or a combination of the two.
                                            You can receive  your income  payments  in one of
                                            the following ways:

                                            - life income with guaranteed payments
                                            -  a joint and survivor life income with guaranteed payments
                                            - guaranteed payments for a specified period (5 to 30 years)

--------------------------------------------------------------------------------------------------------------
DEATH BENEFITS                              If you die before the Payout Start Date, we will pay the
                                            death benefit described in the Contract.
---------------------------------------------------------------------------------------------------------------
TRANSFERS                                    Before  the  Payout Start  Date, you may transfer your
                                             Contract  value ("CONTRACT VALUE")among the
                                             investment alternatives, with certain restrictions.
                                             Transfers to the Fixed Account  must be at least $500.

                                             We do not currently  impose a fee upon transfers.
                                             However,   we  reserve  the right  to  charge  $10  per
                                             transfer   after  the  12th transfer in each  "Contract
                                             Year,"   which  we  measure from the date we issue your
                                             contract or a Contract anniversary("Contract Anniversary").
---------------------------------------------------------------------------------------------------------------
WITHDRAWALS                                  You may withdraw some or all of your Contract Value at
                                             anytime during the Accumulation Phase. Full or partial
                                             withdrawals also are available under limited  circumstances on or after the Payout Start Date.  In general, you must
                                             withdraw at least $50 at a time ($1,000 for  withdrawals
                                             made during the Payout  Phase).  A 10% federal  tax  penalty may apply if you withdraw  before  you are 59 1/2 years
                                             old.  A withdrawal charge and Market Value Adjustment also may apply.


HOW THE CONTRACT WORKS
------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the Contract Owner) save for retirement because you can invest in up to 25 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date")and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans")
described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

ISSUE                                          PAYOUT START
DATE           ACCUMULATION PHASE                  DATE                    PAYOUT PHASE
  ------------------------------------------------------------------------------------------------------------
               You save for retirement
|                                              |                           |
You buy                                        You elect to receive        You can receive       Or you can
a Contract                                     income payments or          income payments       receive income
                                               receive a lump sum          for a set period      payments for life
                                               payment


As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE
-------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:   0   1   2   3   4   5   6   7+
-----------------------------------------------------------------------------------------------------------------
Applicable Charge:                                                                 7%  6%  5%  4%  3%  2%  1%  0%
-----------------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                                       $30.00**
-----------------------------------------------------------------------------------------------------------------
Transfer Fee                                                                                            $10.00***
-----------------------------------------------------------------------------------------------------------------

  *Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

 **We will waive this charge in certain cases. See "Expenses."

***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                              1.15%
----------------------------------------------------------------------
Administrative Expense Charge                                  0.10%
----------------------------------------------------------------------
Total Variable Account Annual Expenses                         1.25%
----------------------------------------------------------------------


PORTFOLIO ANNUAL EXPENSES (After Any Fee Waivers or Reductions) (as a percentage of Portfolio average daily net assets)(1)

Portfolio                                                             Management Fee      Other Expenses     Total Annual
                                                                                                              Expenses
AIM Variable Insurance Funds
  AIM V.I. Capital Appreciation Fund                                      0.62%               0.11%           0.73%
  AIM V.I. Diversified Income Fund                                        0.60%               0.23%           0.83%
  AIM V.I. Growth and Income Fund                                         0.61%               0.16%           0.77%
  AIM V.I. International Equity Fund                                      0.75%               0.22%           0.97%
  AIM V.I. Value Fund                                                     0.61%               0.15%           0.76%

Fidelity Variable Insurance Products Fund (VIP)
  Fidelity VIP Contrafund(R)Portfolio (Initial Class)(2)                  0.58%               0.09%           0.67%
  Fidelity VIP Growth Portfolio (Initial Class)(2)                        0.58%               0.08%           0.66%
  Fidelity VIP High Income Portfolio(Initial Class)                       0.58%               0.11%           0.69%
  Fidelity VIP Index 500Portfolio (Initial Class) (3)                     0.24%               0.04%           0.28%
  Fidelity VIP Investment Grade Bond Portfolio(Initial Class)             0.43%               0.11%           0.54%
  Fidelity VIP Overseas Portfolio (Initial Class)(2)                      0.73%               0.18%           0.91%

MFS(R) Variable Insurance Trust(sm)
  MFS Bond Series (4)(5)                                                  0.60%                0.16%          0.76%
  MFS Growth with Income Series (4)                                       0.75%                0.13%          0.88%
  MFS High Income Series (4)(5)                                           0.75%                0.16%          0.91%
  MFS New Discovery Series (4)(5)                                         0.90%                0.17%          1.07%

Oppenheimer Variable Account Funds
  Oppenheimer Bond Fund/VA                                                0.72%                0.01%          0.73%
  Oppenheimer Capital Appreciation Fund/VA                                0.68%                0.02%          0.70%
  Oppenheimer Global Securities Fund/VA                                   0.67%                0.02%          0.69%
  Oppenheimer High Income Fund/VA                                         0.74%                0.01%          0.75%
  Oppenheimer Small Cap Growth Fund/VA (6)                                0.75%                0.00%          0.75%

Van Kampen Life Investment Trust
  Van Kampen LIT Comstock Portfolio (7)(8)                                0.00%               0.95%           0.95%
  Van Kampen LIT Domestic Income Portfolio(8)(9)                          0.01%               0.60%           0.61%
  Van Kampen LIT Emerging Growth Portfolio (8)                            0.47%               0.18%           0.65%
  Van Kampen LIT Money Market Portfolio(8)(9)                             0.29%               0.43%           0.62%


Footnotes

(1) Figures shown in the table are for the period ended December 31, 1999 unless otherwise indicated.

(2) A portion of the brokerage commissions that these Portfolios paid was used to reduce the Portfolios' expenses. In addition, certain Portfolios, or Fidelity Management & Research Company on behalf of certain Portfolios, have entered into arrangements with their custodian whereby credits realized as a result of uninvested cash balances were used to reduce custodian expenses. Including these reductions, the total annual expenses would have been: 0.65% for the Fidelity VIP ContrafundR Portfolio; 0.65% for the Fidelity VIP Growth Portfolio; and 0.87% for Fidelity VIP Overseas.

(3) Fidelity Management & Research Company agreed to reimburse a portion of the Fidelity VIP Index 500 Portfolio's expenses during the period. Without this reimbursement, the Portfolio's management fee, other expenses and total expenses would have been 0.24%, 0.10% and 0.34%, respectively.

(4) Each series of the MFS(R) Variable Insurance Trust(sm) has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would be lower for certain series and would equal: 0.87% for Growth with Income Series, and 1.05% for New Discovery Series.

(5) MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each series' "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year: 0.15% for Bond Series, 0.15% for High Income Series, and 0.15% for New Discovery Series. These contractual fee arrangements will continue until at least May 1, 2001, unless changed with the consent of the board of trustees which oversees the series.

(6) The figures shown in the Expense Table have been reduced to reflect certain voluntary fee waivers and expense reimbursements from OppenheimerFunds, Inc., the investment adviser. If the investment adviser had not waived fees and reimbursed expenses, then the management fee, other expenses and total annual expenses for the fiscal year ended December 31, 1999 for the Oppenheimer Small Cap Growth Portfolio would have been 0.75%, 0.59% and 1.34%, respectively.

(7) Because the Van Kampen LIT Comstock Portfolio did not commence operations until April 30, 1999, the percentages for fees and expenses in the Expense Table are estimated for the Portfolio's last fiscal year ending December 31, 1999.

(8) The figures shown in the Expense Table have been reduced to reflect certain voluntary fee waivers and expense reimbursements from Van Kampen Asset Management Inc., the investment adviser. If the investment adviser had not waived fees and reimbursed expenses, total annual expenses for the fiscal year ended December 31, 1999 would have been: 1.10% for the Van Kampen LIT Domestic Income Portfolio, 0.88% for the Van Kampen LIT Emerging Growth Portfolio, 0.93% for the Van Kampen LIT Money Market Portfolio, and 1.36% for the Van Kampen LIT Comstock Portfolio.

(9) The ratio of expenses to average net assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios for the year ended December 31, 1999 would decrease by 0.01% for the Van Kampen LIT Domestic Income Portfolio, and 0.02% for the Van Kampen LIT Money Market Portfolio.

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

- invested $1,000 in a Variable Sub-Account,

- earned a 5% annual return on your investment, and

- surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT. THE EXAMPLE DOES NOT INCLUDE DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON ANNUITIES.

Variable Sub-Account                                        1 Year       3 Years       5 Years         10 Years
--------------------                                        ------       -------       -------         --------

AIM V.I. Capital Appreciation                                  $85          $128          $175            $284
AIM V.I. Diversified Income                                    $85          $131          $180            $294
AIM V.I. Growth and Income                                     $85          $129          $177            $288
AIM V.I. International Equity                                  $87          $135          $187            $309
AIM V.I. Value                                                 $85          $129          $176            $287
Fidelity VIP Contrafund(R)                                     $84          $126          $171            $278
Fidelity VIP Growth                                            $84          $126          $171            $277

Fidelity VIP High Income                                       $84          $127          $172            $280
Fidelity VIP Index 500                                         $80          $114          $151            $236
Fidelity VIP Investment Grade Bond                             $83          $122          $165            $264
Fidelity VIP Overseas                                          $86          $134          $184            $303
MFS Bond                                                       $85          $129          $176            $287
MFS Growth with Income                                         $85          $129          $176            $286
MFS High Income                                                $85          $129          $176            $286
MFS New Discovery                                              $86          $133          $182            $299
Oppenheimer Bond/VA                                            $86          $134          $184            $303
Oppenheimer Capital Appreciation/VA                            $84          $127          $172            $280
Oppenheimer Global Securities/VA                               $88          $138          $192            $319
Oppenheimer High Income/VA                                     $84          $128          $175            $284
Oppenheimer Small Cap Growth/VA                                $84          $127          $173            $281
Van Kampen Comstock                                            $87          $135          $186            $307
Van Kampen Domestic Income                                     $83          $124          $168            $271
Van Kampen Emerging Growth                                     $84          $126          $170            $276
Van Kampen Money Market                                        $83          $125          $169            $273

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                                        1 Year       3 Years       5 Years         10 Years
--------------------                                        ------       -------       -------         --------

AIM V.I. Capital Appreciation                                  $25          $77           $132            $284
AIM V.I. Diversified Income                                    $26          $80           $137            $294
AIM V.I. Growth and Income                                     $25          $78           $134            $288
AIM V.I. International Equity                                  $27          $84           $144            $309
AIM V.I. Value                                                 $25          $78           $134            $287
Fidelity VIP Contrafund(R)                                     $24          $75           $129            $278
Fidelity VIP Growth                                            $24          $75           $128            $277

Fidelity VIP High Income                                       $25          $76           $130            $280
Fidelity VIP Index 500                                         $20          $63           $109            $236
Fidelity VIP Investment Grade Bond                             $23          $71           $122            $264
Fidelity VIP Overseas                                          $27          $83           $141            $303
MFS Bond                                                       $25          $78           $134            $287
MFS Growth with Income                                         $25          $78           $133            $286
MFS High Income                                                $25          $78           $133            $286
MFS New Discovery                                              $27          $82           $140            $299
Oppenheimer Bond/VA                                            $27          $83           $141            $303
Oppenheimer Capital Appreciation/VA                            $25          $76           $130            $280
Oppenheimer Global Securities/VA                               $28          $87           $150            $319
Oppenheimer High Income/VA                                     $25          $77           $132            $284
Oppenheimer Small Cap Growth/VA                                $25          $76           $131            $281
Van Kampen Comstock                                            $27          $84           $143            $307
Van Kampen Domestic Income                                     $24          $73           $126            $271
Van Kampen Emerging Growth                                     $24          $75           $128            $276
Van Kampen Money Market                                        $24          $74           $126            $273


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGES __-__ ARE IN EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $20,000.

FINANCIAL INFORMATION
-------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

There are no historical Accumulation Unit Values to report because the Variable Sub-Accounts were first offered under this Contract in the year 2000. The financial statements of the Variable Account and Allstate New York appear in the Statement of Additional Information.

THE CONTRACT
-------------------------------------------------------------------------------

CONTRACT OWNER

The  SelectDirections(sm)   Variable  Annuity is a contract  between  you,  the
Contract owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- the investment alternatives during the Accumulation and Payout Phases,

- the amount and timing of your purchase payments and withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum issue age of any Contract owner is age 85. The maximum issue age of any Annuitant is age 80.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

- the youngest Contract owner, if living, otherwise

- the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES
--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $100 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Northbrook, Illinois (mailing address: P.O. Box 94038, Palatine, Illinois, 60094-4038; overnight mail: 3100 Sanders Road, Suite J4A, Northbrook, Illinois, 60062).

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to the initial purchase payment. Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

- changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

- the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
-------------------------------------------------------------------------------

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.


-------------------------------------------------------------- -------------------------------------------- -----------------------
Portfolio:                                                     Each Portfolio Seeks:                         Investment Advisor:
-------------------------------------------------------------- -------------------------------------------- -----------------------
-----------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-----------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund*                            Growth of capital.                              A I M Advisors, Inc.
-------------------------------------------------------------- --------------------------------------------
AIM V.I. Diversified Income Fund*                              High level of current income.
-------------------------------------------------------------- --------------------------------------------
AIM V.I. Growth and Income Fund*                               Growth of capital with a secondary
                                                               objective of current income.
-------------------------------------------------------------- --------------------------------------------
AIM V.I. International Equity Fund*                            Long-term growth of capital.
-------------------------------------------------------------- --------------------------------------------
AIM V.I. Value Fund*                                           Long-term growth of capital. Income is a
                                                               secondary objective.
-------------------------------------------------------------- -------------------------------------------- -----------------------
-----------------------------------------------------------------------------------------------------------------------------------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
-----------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)Portfolio                            Long-term capital appreciation.                 Fidelity Management &
                                                                                                                 Research Company
-------------------------------------------------------------- --------------------------------------------
Fidelity VIP Growth Portfolio                                  Capital appreciation.
-------------------------------------------------------------- --------------------------------------------
Fidelity VIP  High  Income Portfolio                           High level of current income
                                                               while also considering growth of capital.
-------------------------------------------------------------- --------------------------------------------
Fidelity VIP Index 500 Portfolio                               Investment results that correspond to the
                                                               total return of common stocks publicly
                                                               traded in the United States, as
                                                               represented by the S&P 500.
-------------------------------------------------------------- --------------------------------------------
Fidelity VIP Investment Grade Bond Portfolio                   High level of current income.
-------------------------------------------------------------- --------------------------------------------
Fidelity VIP Overseas Portfolio                                Long-term growth of capital.
-------------------------------------------------------------- -------------------------------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST (SM)
----------------------------------------------------------------------------------------------------------------------------------
MFS Bond Series                                                As high a level of current income s is      Massachusetts Financial
                                                               believed to be consistent  with prudent       Services
                                                               risk. Its secondary  objective is to
                                                               protect shareholders' capital.
-------------------------------------------------------------- --------------------------------------------
MFS Growth with Income Series                                  Reasonable current income and long-term
                                                               growth of capital and income.
-------------------------------------------------------------- --------------------------------------------
MFS High Income Series                                         High current income.
-------------------------------------------------------------- --------------------------------------------
MFS New Discovery Series                                       Capital appreciation.
-------------------------------------------------------------- --------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
----------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Bond Fund/VA                                       High level of current income.  As a            OppenheimerFunds, Inc.
                                                               secondary objective, the Portfolio seeks
                                                               capital appreciation when consistent with
                                                               its primary objective.
-------------------------------------------------------------- --------------------------------------------
Oppenheimer Capital Appreciation Fund/VA                       Capital appreciation.
-------------------------------------------------------------- --------------------------------------------
Oppenheimer Global Securities Fund/VA                          Long-term capital appreciation.
-------------------------------------------------------------- --------------------------------------------
Oppenheimer High Income Fund/VA                                High level of current income.
-------------------------------------------------------------- --------------------------------------------
Oppenheimer Small Cap Growth Fund/VA                           Capital appreciation.
-------------------------------------------------------------- -------------------------------------------- ----------------------
----------------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST

----------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio                              Capital growth and income.                        Van Kampen Asset
                                                                                                                 Management Inc.
-------------------------------------------------------------- --------------------------------------------
Van Kampen LIT Domestic Income Portfolio                       Primarily current income. When consistent
                                                               with the primary investment objective,
                                                               capital appreciation is a secondary investment
                                                               objective.
-------------------------------------------------------------- --------------------------------------------
Van Kampen LIT Emerging Growth Portfolio                       Capital appreciation.
-------------------------------------------------------------- --------------------------------------------
Van Kampen  LIT Money Market Portfolio                         Protection of  capital   and
                                                               high current income.
-------------------------------------------------------------- -------------------------------------------- -----------------------

* The Portfolios' investment objectives may be changed by the Portfolios' Board of Trustees without shareholder approval.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.

SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
-------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS
Each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal Financial Representative for more information.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment............................................  $10,000
Guarantee Period............................................  5 years
Annual Interest Rate........................................    4.50%

                                                     END OF CONTRACT YEAR

                                                   YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                                 ----------    ----------   ----------   ----------  ----------
Beginning Contract Value......................    $10,000.00
  X (1 + Annual Interest Rate)                         1.045
                                                     ----------
                                                     $10,450.00

Contract Value at end of Contract Year........                    $10,450.00
  X (1 + Annual Interest Rate)                                         1.045
                                                                   ----------
                                                                  $10,920.25

Contract Value at end of Contract Year........                               $10,920.25
  X (1 + Annual Interest Rate)                                                    1.045
                                                                             ----------
                                                                             $11,411.66

Contract Value at end of Contract Year........                                           $11,411.66
  X (1 + Annual Interest Rate)                                                                1.045
                                                                                         ----------
                                                                                          $11,925.19

Contract Value at end of Contract Year........                                                       $11,925.19
  X (1 + Annual Interest Rate)                                                                            1.045
                                                                                                     ----------
                                                                                                     $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

     1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will beginon the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

     2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

     3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

     4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

- within the Preferred Withdrawal Amount as described on page __, or

- to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
-------------------------------------------------------------------------------

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time (3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAM
Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

    Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital Appreciation Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio   rebalancing  is  consistent  with  maintaining  your  allocation  of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES
--------------------------------------------------------------------------------

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

- total purchase payments equal $50,000 or more, or

- all of your money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.15% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.

TRANSFER FEE
We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

- multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

- the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

- the death of the Contract owner or Annuitant (unless the Settlement Value is used);

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

- withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of these charges and expenses, see pages __ - __. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

     1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

     2.   An emergency exists as defined by the SEC; or

     3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS
-------------------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

          -    fixed income payments;

          -    variable income payments; or

          -    a combination of the two.

The three Income Plans are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

     - terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

     - reduce the frequency of your payments so that each payment will be at least $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

     1. adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

     2.   deducting any applicable premium tax; and

     3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

     1.   any Contract owner dies or,

     2.   the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT. Prior to the Payout Start Date, the death benefit is equal to the greatest of:

     1.   the Contract Value as of the date we determine the death benefit, or

     2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

     3. the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries, or

     4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

          (i)  the date we determine the death benefit, or

          (ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

    (a)   =   the withdrawal amount,

    (b)   =   the Contract Value immediately prior to
              the withdrawal, and

    (c)   =   the value of the applicable death
              benefit alternative immediately prior
              to the withdrawal.

See Appendix B for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

          -    a certified copy of a death certificate; or

          - a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

          -    any other proof acceptable to us.

DEATH BENEFIT PAYMENTS. A death benefit will be paid:

     1. if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

     2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. We are currently waiving the 180 day limit, but we reserve the right to enforce the limitation in the future. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

     -    the life of the Contract owner; or

     -    a period not to exceed the life expectancy of the Contract owner; or

     - the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION
-------------------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns Allstate New York the financial performance rating of A+(g). Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Allstate New York. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT
Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS  AND  CAPITAL  GAIN  DISTRIBUTIONS.   We  automatically  reinvest  all
dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.0% of any purchase payments. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

     -    issuance of the Contracts;

     -    maintenance of Contract owner records;

     -    Contract owner services;

     -    calculation of unit values;

     -    maintenance of the Variable Account; and

     -    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Allstate New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

YEAR 2000

Allstate New York is heavily dependent upon complex computer systems for all phases of its operations, including customer service and policy and contract administration. Since many of Allstate New York's older computer software programs recognize only the last two digits of the year in any date, some software may have failed to operate properly in or after the year 1999, if the software was not reprogrammed or replaced ("Year 2000 Issue"). Allstate New York believes that many of its counterparties and suppliers also had potential Year 2000 Issues that could affect Allstate New York. In 1995, Allstate Insurance Company commenced a four-phase plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies included normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements, and modifications to existing systems to make them Year 2000 compliant. The plan also included Allstate New York actively working with its major external counterparties and suppliers to assess their compliance efforts and Allstate New York's exposure to them. Because of the accuracy of this plan, and its timely completion, Allstate New York has experienced no material impacts on its results of operations, liquidity or financial position due to the Year 2000 issue. Year 2000 costs are expensed as incurred.

TAXES
-------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

     1)   the Contract owner is a natural person,

     2) the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

     3) Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

     -    made on or after the date the individual attains age 59 1/2,

     -    made to a beneficiary after the Contract owner's death,

     -    attributable to the Contract owner being disabled, or

     - for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;

     2)   made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the owner's life or life expectancy,

     4)   made under an immediate annuity; or

     5)   attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.

Contracts may be used as investments with certain qualified plans such as:

     - Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

     -    Roth IRAs under Section 408A of the Code;

     -    Simplified Employee Pension Plans under Section 408(k) of the Code;

     -    Savings  Incentive  Match  Plans for  Employees  (SIMPLE)  Plans under
          Section 408(p) of the Code;

     -    Tax Sheltered Annuities under Section 403(b) of the Code;

     -    Corporate and Self Employed Pension and Profit Sharing Plans; and

     - State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

RESTRICTIONS UNDER SECTION 403(b) PLANS. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1. on or after the date the employee

  - attains age 59 1/2,

  - separates from service,

  - dies,

  - becomes disabled, or

2. on account of hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

INCOME TAX WITHHOLDING
Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or, over the life (joint lives) of the participant (and beneficiary).

Allstate New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS
-------------------------------------------------------------------------------

Allstate New York's annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 are incorporated herein by reference, which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION
-------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS
-------------------------------------------------------------------------------

The financial statements and related financial statement schedules of Allstate New York as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 1999, and for each of the periods in the two years then ended, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

MARKET VALUE ADJUSTMENT EXAMPLES
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

  I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

  N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

  J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

          Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                      EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                     $10,000 allocated to a Guarantee Period
Guarantee Period:                     5 years

Guaranteed Interest Rate:             4.50%
5 Year Treasury Rate at the time the
  Guarantee Period is established:    4.50%
Full Surrender:                       End of Contract Year 3

       NOTE: These examples assume that premium taxes are not applicable.

                 EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract    10,000.00 X (1.045)3 = $11,411.66
Year 3:
Step 2. Calculate the Preferred Withdrawal Amount:     .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:         I   =   4.5%
                                                       J   =   4.2%
                                                               730 days
                                                       N   =   -------    =   2
                                                               365 days

                                                       Market Value Adjustment Factor:
                                                       .9 X (I - J) X N  = .9 X (.045 - .042) X (730/365) = .0054

                                                       Market Value Adjustment =
                                                       Market Value Adjustment Factor X Amount Subject to
                                                       Market Value Adjustment:
                                                       = .0054 X (11,411.66 - 1,500.00) = $53.52


Step 4. Calculate the Withdrawal Charge:               .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68

Step 5. Calculate the amount received by Customers as
a result of full withdrawal at the end of Contract      11,411.66 - 427.68 + 53.52 = $11,037.50
Year 3:


                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract                      10,000.00 X (1.045)3 =
Year 3:                                                                  $11,411.66

Step 2. Calculate the Preferred Withdrawal Amount:                       .15 X 10,000.00 = $1,500.00

Step 3. Calculate the Market Value Adjustment:                             I   =   4.5%
                                                                           J   =   4.8%
                                                                                   730 days   =   2
                                                                           N   =   -------
                                                                                   365 days
                                                                         Market Value Adjustment Factor:
                                                                         .9 X (I - J) X N = .9 X (.045 - .048) X
                                                                         (730/365) = -.0054

                                                                         Market Value Adjustment =  Market Value Adjustment
                                                                         Factor X Amount Subject to Market Value Adjustment:
                                                                         -.0054 X (11,411.66 - 1,500.00) = -$53.52


Step 4. Calculate the Withdrawal Charge:                                 .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the amount received by customers as
a result of full withdrawal at the end of Contract                       11,411.66 - 422.32 - 53.52 = $10,935.82
Year 3:



                                      A-2

APPENDIX B

-------------------------------------------------------------------

                         WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date:                   January 1, 2000
Initial Purchase Payment:             $50,000

                                                                     DEATH BENEFIT AMOUNT
                                                            ---------------------------------------
                                                                             DEATH

                                 CONTRACT                    CONTRACT       BENEFIT      GREATEST
                               VALUE BEFORE   TRANSACTION   VALUE AFTER   ANNIVERSARY   ANNIVERSARY
DATE     TYPE OF OCCURRENCE     OCCURRENCE      AMOUNT      OCCURRENCE       VALUE         VALUE
----     ------------------    ------------   -----------   -----------   -----------   -----------
1/1/00   Issue Date               --            $50,000       $50,000       $50,000       $50,000
1/1/01   Contract Anniversary    $55,000         --           $55,000       $50,000       $55,000
7/1/01   Partial Withdrawal      $60,000        $15,000       $45,000       $37,500       $41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.


Death Benefit Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior
to Partial Withdrawal                                                                          (d)  $50,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $12,500
Adjusted Death Benefit                                                                              $37,500

Greatest Anniversary Value Death Benefit

Partial Withdrawal Amount                                                                      (w)  $15,000
Contract Value Immediately Prior to Partial Withdrawal                                         (a)  $60,000
Value of Applicable Death Benefit Amount Immediately Prior
to Partial Withdrawal                                                                          (d)  $55,000
Withdrawal Adjustment                                                                [(w)/(a)]X(d)  $13,750
Adjusted Death Benefit                                                                              $41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
-------------------------------------------------------------------

DESCRIPTION                                                             PAGE
----------------------------------------------------------------------------
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS                      3
----------------------------------------------------------------------------
THE CONTRACT                                                              4
----------------------------------------------------------------------------
   Purchases                                                              4
----------------------------------------------------------------------------
   Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)           4
----------------------------------------------------------------------------
PERFORMANCE INFORMATION                                                   5
----------------------------------------------------------------------------
CALCULATION OF ACCUMULATION UNIT VALUES                                  11
----------------------------------------------------------------------------
CALCULATION OF VARIABLE INCOME PAYMENTS                                  12
----------------------------------------------------------------------------
GENERAL MATTERS                                                          13
----------------------------------------------------------------------------
   Incontestability                                                      13
----------------------------------------------------------------------------
   Settlements                                                           13
----------------------------------------------------------------------------
   Safekeeping of the Variable Account's Assets                          13
----------------------------------------------------------------------------
   Premium Taxes                                                         13
----------------------------------------------------------------------------
   Tax Reserves                                                          13
----------------------------------------------------------------------------
FEDERAL TAX MATTERS                                                      14
----------------------------------------------------------------------------
QUALIFIED PLANS                                                          15
----------------------------------------------------------------------------
EXPERTS                                                                  17
----------------------------------------------------------------------------
FINANCIAL STATEMENTS                                                     18
----------------------------------------------------------------------------

                         ------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS.

Exhibit No.        Description


(1) Form of Underwriting Agreement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement (File No. 033-65381) dated September 20, 1996.)

(2)  None

(4)(a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated September 20, 1996.)

(4) (b)Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999.)

(4)(c) Form of "Allstate Custom Portfolio," "Allstate Provider" or "SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 333-94785) dated January 14, 2000.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated September 20, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 033-65355) dated November 23, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 1 to this Registration Statement (File No.333-95703) dated February 14, 2000.)

(5)(d)  Opinion  of  General   Counsel  Re:   Legality   (Previously   filed  in
     Post-Effective Amendment No. 3 to this Registration Statement (File No.333-95703) dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality.

(8) None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Freedman, Levy, Kroll & Simonds

(24)(a) Powers of Attorney for Marcia D. Alazraki,  Cleveland Johnson, Jr., John
     R. Raben, Jr., Sally A. Slacke,  Samuel H. Pilch, Kevin R. Slawin,  Michael
     J. Velotta and Thomas J. Wilson, II, (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-86007) dated August 27, 1999.)

(24)(b)  Power  of  Attorney   for  Vincent  A.  Fusco   (Previously   filed  in
     Post-Effective Amendment No. 1 to this Registration Statement (File No.333-95703) dated February 14, 2000.)

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) dated April 1, 1997.)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 21st day of August, 2000.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)


                                     By:  /s/MICHAEL J. VELOTTA
                                          --------------------------
                                          Michael J. Velotta
                                          Vice President, Secretary and
                                                General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the 21st day of August, 2000.

*/THOMAS J. WILSON, II                      President and Director
Thomas J. Wilson, II                        (Principal Operating Officer)

*/VINCENT A. FUSCO                          Director and Chief Operating Officer
Vincent A. Fusco

/s/MICHAEL J. VELOTTA                       Vice President, Secretary, General
Michael J. Velotta                          Counsel and Director

*/KEVIN R. SLAWIN                           Vice President and Director
Kevin R. Slawin                             (Principal Financial Officer)

*/SAMUEL H. PILCH                           Controller
Samuel H. Pilch                             (Principal Accounting Officer)

*/MARCIA D. ALAZRAKI                        Director
Marcia D. Alazraki

*/CLEVELAND JOHNSON, JR.                    Director
Cleveland Johnson, Jr.

*/MARLA G. FRIEDMAN                         Director
Marla G. Friedman

*/JOHN R. RABEN, JR.                        Director
John R. Raben, Jr.

*/SALLY A. SLACKE                           Director
Sally A. Slacke


*/ By Michael J.  Velotta,  pursuant to Power of Attorney,  previously  filed.

                                 Exhibit Index

Exhibit 5(e)   Opinion of General Counsel Re: Legality
Exhibit 23(a)  Independent Auditors' Consent
Exhibti 23(b)  Consent of Freedman, Levy, Kroll & Simonds